SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 13, 2001


                            GROUP LONG DISTANCE, INC.
                      -------------------------------------
               (Exact name of Registrant as Specified in Charter)



        Florida                        0-21913                  65-0213198
(State or other jurisdiction         (Commission               (IRS Employer
 of organization)                    File Number)            Identification No.)



      400 E. Atlantic Boulevard, First Floor, Pompano Beach, Florida   33060
    -------------------------------------------------------------------------
     (Address of Principal Executive Offices)                        (Zip Code)



       Registrant's telephone number, including area code: (954) 788-7871

Item 2. Acquisition or Disposition of Assets


As reported on Form 8-K dated April 13, 2001, filed April 27, 2001, Group Long Distance, Inc. ("the Company") and Quentra Networks, Inc., as debtor in possession ("Quentra") entered into a Stock Purchase agreement dated February 20, 2001, and approved by the United States Bankruptcy Court for the Central District of California on March 8, 2001. Pursuant to the Stock Purchase Agreement, the Company acquired all the outstanding common stock of HomeAccess Microweb, Inc. ("HomeAccess") in exchange for (i) cash in the amount of $100,000 and (ii) 200,000 shares of Series A Preferred Stock. In addition, on April 13, 2001 the Company acquired 80% of the outstanding common stock of HA Technology, Inc ("HAT") in exchange for 7,800,000 shares of Common Stock. Simultaneously with the acquisition of the 80% of HAT, the Company agreed to acquire the remaining 20% of HAT in exchange for 2,200,000 shares of Common Stock. The acquisition of the remaining 20% of HAT was subject to certain conditions.

On July 20, 2001 the Company acquired the remaining 20% of HAT in exchange for 2,200,000 shares of Common Stock.

This Form 8-K/A includes the financial statements and pro forma financial information required by Items 7(a) and 7(b) to Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired The following financial statements are filed with this report.

                  (1)      HomeAccess Microweb, Inc.

                           Financial statements as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the Period from January 19, 1999 (inception) to December 31, 1999.


                  (2)      HA Technology, Inc.

                           Financial statements as of December 31, 2000 and for the Period from September 29, 2000 (inception) to December 31, 2000.


         (b)      Pro Forma Financial Information

                           The following unaudited pro forma consolidated financial statements are filed with this report.

                           Unaudited Pro Forma Consolidated Balance Sheet as of January 31, 2001.

                           Unaudited Pro Forma Consolidated Statement of Operations for the year ended April 30, 2000.

                           Unaudited Pro Forma Consolidated Statement of Operations for the Nine months ended January 31, 2001.



         (c)      Exhibits

                  10.33 Stock Purchase Agreement between the Company and Quentra Networks, Inc. to acquire HomeAccess Microweb, Inc. (incorporated herein by reference to exhibit filed with Form 10-QSB for the nine months ended January 31, 2001).

                  10.34 Exchange Agreement dated April 13, 2001 by and between the Company and Barbara Conrad to acquire 80% of HA Technology, Inc. (incorporated herein by reference to exhibit filed with Form 8-K on April 27,
                           2001).

                  10.35 Second Exchange Agreement dated April 13, 2001 by and between the Company and Barbara Conrad to acquire 20% of HA Technology, Inc. subject to certain conditions (incorporated herein by reference to exhibit filed with Form 8-K on April 27, 2001).

                            HOMEACCESS MICROWEB, INC.
                              FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2000 AND
                      FOR THE PERIOD FROM JANUARY 19, 1999
                        (INCEPTION) TO DECEMBER 31, 1999

                                                       HOMEACCESS MICROWEB, INC.
                                                                        CONTENTS
                                                               December 31, 2000

--------------------------------------------------------------------------------


                                                                       Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       6

FINANCIAL STATEMENTS

     Balance Sheets                                                      7

     Statements of Operations                                            8

     Statements of Shareholder's Equity                                  9

     Statements of Cash Flows                                         10 - 11

     Notes to Financial Statements                                    12 - 24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder
HomeAccess MicroWeb, Inc.

We have audited the accompanying balance sheets of HomeAccess MicroWeb, Inc. as of December 31, 2000 and 1999, and the related statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, and for the period from January 19, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HomeAccess MicroWeb, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the period from January 19, 1999 (inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $12,842,759 at December 31, 2000 and has been dependent on revenues generated from affiliates to fund its operations to date. In addition, future revenue and profitability are dependent upon the success in marketing HomeAccess Technology. These factors, among other as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 11, 2001


                                                                                          HOMEACCESS MICROWEB, INC.
                                                                                                     BALANCE SHEETS
                                                                                                       December 31,

===================================================================================================================


                                     ASSETS
                                                                                    2000                  1999
                                                                                ------------          ------------
Current assets
     Cash                                                                       $    290,999          $     75,096
     Accounts receivable                                                                  --               120,000
     Prepaid expenses and other current assets                                        36,614                    --
                                                                                ------------          ------------

         Total current assets                                                        327,613               195,096

Property and equipment, net                                                          249,933                40,955
Deposits                                                                              57,640               312,883
Restricted cash                                                                      204,201                    --
Goodwill, net                                                                      1,733,750                    --
                                                                                ------------          ------------

                  Total assets                                                  $  2,573,137          $    548,934
                                                                                ============          ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
     Current portion of capital lease obligations                               $     19,258          $     14,741
     Accounts payable and accrued expenses                                           157,387                50,166
     Due to related parties                                                           58,509                 4,927
     Customer deposits                                                               368,969               400,000
                                                                                ------------          ------------

         Total current liabilities                                                   604,123               469,834

Capital lease obligations, net of current portion                                         --                 8,636
                                                                                ------------          ------------

              Total liabilities                                                      604,123               478,470
                                                                                ------------          ------------

Commitments

Shareholder's equity
     Common stock, no par value
         1,000 and 833,333 shares authorized
         1,000 and 500,000 shares issued and outstanding                          14,811,773                 5,000
     Subscriptions receivable                                                             --                (5,000)
     Retained earnings (accumulated deficit)                                     (12,842,759)               70,464
                                                                                ------------          ------------

              Total shareholder's equity                                           1,969,014                70,464
                                                                                ------------          ------------

                  Total liabilities and shareholder's equity                    $  2,573,137          $    548,934
                                                                                ============          ============



   The accompanying notes are an integral part of these financial statements.

                                                                                          HOMEACCESS MICROWEB, INC.
                                                                                           STATEMENTS OF OPERATIONS
                                                                           For the Year Ended December 31, 2000 and
                                              for the Period from January 19, 1999 (Inception) to December 31, 1999

===================================================================================================================

                                                                                                        For the
                                                                                                      Period from
                                                                                                       January 19,
                                                                                   For the                1999
                                                                                 Year Ended           (Inception) to
                                                                                December 31,            December 31,
                                                                                    2000                   1999
                                                                                ------------           ------------
Revenues
     Revenues - affiliates                                                      $    192,900           $    816,700
     Revenues - non-affiliates                                                            --                331,896
                                                                                ------------           ------------

         Total revenues                                                              192,900              1,148,596
                                                                                ------------           ------------

Costs and expenses
     Operating expenses                                                              754,472                170,694
     Cost of revenues                                                                255,530                668,533
     Research and development expenses                                               807,514                230,642
     Impairment of goodwill                                                       11,930,077                     --
     Amortization of goodwill                                                         91,250                     --
                                                                                ------------           ------------

         Total costs and expenses                                                 13,838,843              1,069,869
                                                                                ------------           ------------

Income (loss) from operations                                                    (13,645,943)                78,727

Other expense, net                                                                    (8,886)                (7,463)
                                                                                ------------           ------------

Income (loss) before provision for income taxes                                  (13,654,829)                71,264

Provision for income taxes                                                             1,600                    800
                                                                                ------------           ------------

Net income (loss)                                                               $(13,656,429)          $     70,464
                                                                                ============           ============

Less losses prior to merger                                                     $   (813,670)
                                                                                ============

Net loss subsequent to merger                                                   $(12,842,759)
                                                                                ============


   The accompanying notes are an integral part of these financial statements.



                                                                                                           HOMEACCESS MICROWEB, INC.
                                                                                                  STATEMENTS OF SHAREHOLDER'S EQUITY
                                                                                            For the Year Ended December 31, 2000 and
                                                               for the Period from January 19, 1999 (Inception) to December 31, 1999

====================================================================================================================================

                                                                                                        Retained
                                       Preferred Stock             Common Stock                          Earnings
                                   -----------------------    ------------------------  Subscriptions  (Accumulated
                                   Shares        Amount        Shares         Amount     Receivable      Deficit)         Total
                                 ---------    ------------    ---------    ------------    --------    ------------    ------------
Balance, January 19, 1999
   (Inception)                          --    $         --           --    $         --    $     --    $         --    $         --
Sale of common stock                    --              --      500,000           5,000       (5,000)            --              --
Net income                              --              --           --              --          --          70,464          70,464
                                 ---------    ------------    ---------    ------------    --------    ------------    ------------

Balance, December 31, 1999              --              --      500,000           5,000      (5,000)         70,464          70,464
Cash received on subscription
   receivable                           --              --           --              --       5,000              --           5,000
Issuance of preferred stock        333,333       1,750,000           --              --          --              --       1,750,000
Capital contribution                    --              --           --         250,000          --              --         250,000
Distribution to shareholder             --              --           --              --          --        (655,098)       (655,098)
Net loss prior to merger                --              --           --              --          --        (813,670)       (813,670)
Acquisition by Quentra Networks,
   Inc                            (333,333)     (1,750,000)    (500,000)       (255,000)         --       1,398,304        (606,696)
Issuance of common stock of
   newly formed subsidiary
   (Note 6)                             --              --        1,000      14,811,773          --              --      14,811,773
                                 ---------    ------------    ---------    ------------    --------    ------------    ------------

Balance upon merger                     --              --        1,000      14,811,773          --              --      14,811,773
Net loss subsequent to merger           --              --           --              --          --     (12,842,759)    (12,842,759)
                                 ---------    ------------    ---------    ------------    --------    ------------    ------------

Balance, December 31, 2000              --    $         --        1,000    $ 14,811,773    $     --    $(12,842,759)   $  1,969,014
                                 =========    ============    =========    ============    ========    ============    ============

   The accompanying notes are an integral part of these financial statements.


                                                                                          HOMEACCESS MICROWEB, INC.
                                                                                           STATEMENTS OF CASH FLOWS
                                                                           For the Year Ended December 31, 2000 and
                                              for the Period from January 19, 1999 (Inception) to December 31, 1999

===================================================================================================================

                                                                                                        For the
                                                                                                      Period from
                                                                                                      January 19,
                                                                                    For the              1999
                                                                                  Year Ended         (Inception) to
                                                                                  December 31,         December 31,
                                                                                      2000                 1999
                                                                                  ------------         ------------
Cash flows from operating activities
     Net income (loss)                                                            $(13,656,429)        $     70,464
     Adjustments to reconcile net income (loss) to net cash
         provided by (used in) operating activities
              Depreciation                                                              71,205               15,779
              Amortization                                                              91,250                   --
              Impairment of goodwill                                                11,930,077                   --
              (Increase) decrease in
                  Accounts receivable                                                  120,000             (120,000)
                  Prepaid expenses and other current assets                            (36,614)                  --
                  Other assets                                                         255,243             (312,883)
              Increase (decrease) in
                  Accounts payable and accrued expenses                                107,221               50,166
                  Due to related parties                                                53,582                4,927
                  Customer deposits                                                    (31,031)             400,000
                                                                                  ------------         ------------

Net cash provided by (used in) operating activities                                 (1,095,496)             108,453
                                                                                  ------------         ------------

Cash flows from investing activities
     Increase in restricted cash                                                      (204,201)                  --
     Purchase of property and equipment                                               (267,628)             (14,255)
                                                                                  ------------         ------------

Net cash used in investing activities                                                 (471,829)             (14,255)
                                                                                  ------------         ------------

Cash flows from financing activities
     Capital contributions                                                             250,000                   --
     Distributions to shareholder                                                     (655,098)                  --
     Payments on capital leases                                                        (16,674)             (19,102)
     Proceeds from the issuance of preferred stock                                   1,750,000                   --
     Proceeds from advances from Quentra Networks, Inc.                                450,000                   --
     Cash received on subscription receivable                                            5,000                   --
                                                                                  ------------         ------------

Net cash provided by (used in) financing activities                                  1,783,228              (19,102)
                                                                                  ------------         ------------

   The accompanying notes are an integral part of these financial statements.


                                                                                          HOMEACCESS MICROWEB, INC.
                                                                                           STATEMENTS OF CASH FLOWS
                                                                           For the Year Ended December 31, 2000 and
                                              for the Period from January 19, 1999 (Inception) to December 31, 1999

===================================================================================================================

                                                                                                        For the
                                                                                                      Period from
                                                                                                      January 19,
                                                                                    For the              1999
                                                                                  Year Ended         (Inception) to
                                                                                  December 31,         December 31,
                                                                                      2000                 1999
                                                                                  ------------         ------------
Net increase in cash                                                              $    215,903         $     75,096

Cash, beginning of period                                                               75,096                   --
                                                                                  ------------         ------------

Cash, end of period                                                               $    290,999         $     75,096
                                                                                  ============         ============


Supplemental disclosures of cash flow information

     Interest paid                                                                $      9,666         $      8,934
                                                                                  ============         ============


Supplemental schedule of non-cash investing and financing activities
During the period ended December 31, 1999, the Company acquired capital lease equipment of $42,479.

During the year ended December 31, 2000, 100% of the Company was acquired by Quentra Networks, Inc. for a purchase price in excess of the book value of the Company's net assets. The Company has pushed down the purchase transaction and the associated goodwill into the financial statements of the Company, resulting in an increase in goodwill of $13,755,077 and a restatement of shareholder's equity (see Note 6) as of the acquisition date.



   The accompanying notes are an integral part of these financial statements.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 1 - BUSINESS

         Nature of Business and Organization
         -----------------------------------
         In 1999, HomeAccess MicroWeb, Inc. (the "Company") started focusing primarily on continuing the development of certain technology known as "HomeAccess," a technology that has been in a development stage since 1995. This technology was acquired from Quantitative Data Systems, Inc. an affiliate through common ownership and management. HomeAccess Technology consists of code, programs, software, hardware, and other inventions relating to a system designed for use on screen telephones or other communication devices which would allow consumers to shop, pay bills, and find information online. The Company believes that once this technology is successfully marketed, it will be the source of substantially all of the Company's revenues.

         During 1999, the Company was primarily engaged in the development of a software program and business method known as "DepositSaver" for an affiliate under the terms of a development, license, and technology agreement (see Note 3). This agreement was assigned to another related party in April 2000.

         The Company also had engaged in software maintenance and system and network maintenance services in 2000 and 1999 for Predictive Data, Inc. and non-affiliated companies as well. Revenues from these services for the year ended December 31, 2000 and for the period from January 19, 1999 (inception) to December 31, 1999 aggregated to $122,900 and $192,900, respectively. The Company discontinued these services during the year ended December 31, 2000.

         In October 2000, the Company licensed its HomeAccess Technology for all states, excluding Washington, Nevada, Oregon, and Pennsylvania, to HA Technology, Inc., a company affiliated through common management and ownership (see Note 6).

         The Company, which was incorporated in the state of California on January 19, 1999 as Predictive Data, Inc., changed its name to Primary Knowledge, Inc. on February 25, 1999, and then changed its name again on June 12, 2000 to HomeAccess MicroWeb, Inc.

         The Company was formed to develop the DepositSaver software program for Predictive Data, Inc. ("Predictive Data"), which is affiliated with the Company through common management. (Predictive Data was formerly known as E-Commerce Access, Inc., Predictive Data, Inc., and Insurance Masters Agency, Inc.) The Company is affiliated with Object Development Corporation ("ODC"), Primary Knowledge, Inc. ("Primary Knowledge"), and HA Technology, Inc. through common ownership and management. (Primary Knowledge was incorporated in March 2000 under the name of HomeAccess MicroWeb, Inc., but its name was changed in June 2000). On October 19, 2000, the Company was acquired by Quentra Networks, Inc. ("Quentra"), a publicly traded company.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 1 - BUSINESS (Continued)

         Assignment of Assets and Liabilities
         ------------------------------------
         On April 30, 2000, the Company assigned certain assets and liabilities unrelated to HomeAccess Technology to Primary Knowledge for $7,500 and the assumption of certain liabilities. These assets and liabilities consisted of the following:

         o        The Development Agreement (see Note 3)
         o Any receivables, unpaid earnings, and claims, up to $600,000, and any right to future earnings on the Development Agreement
         o        The Sharing Agreement (see Note 8)
         o        Computer hardware and software of approximately $15,000
         o        A receivable from the then President of the Company of $12,000
         o All liabilities incurred in connection with the assigned assets, including but not limited to, obligations under the Development Agreement and a payable owed to Predictive Data of $156,098
         o Any and all liability for any federal, state, or local taxes incurred by the Company through April 30, 2000
         o        Other trade payables, which aggregated to approximately $6,640

         Merger with Quentra
         -------------------
         On October 5, 2000, the Company entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") with Quentra, DQE Enterprises, Inc., ("DQE," a shareholder of Predictive Data), the spouse of the Company's Chairman of the Board (and also the shareholder of the Company), and the Company's Chairman of the Board. The Merger Agreement amended prior merger agreements between the parties that were entered into in May 2000 and July 2000. Under the Merger Agreement, HomeAccess became Quentra's wholly owned subsidiary on October 19, 2000 through the merger of HomeAccess Acquisition Corp., a wholly owned subsidiary of Quentra. The transaction has been accounted for on a pushdown basis, which requires the allocation of the consideration paid over the respective net assets (see Note 6).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Going Concern and Basis of Presentation
         ---------------------------------------
         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, future revenue and profitability are dependent upon the success in marketing HomeAccess Technology. In addition, revenues from software development and computer maintenance accounted for 64% and 71% of the Company's revenues during the year ended December 31, 2000 and for the period from January 19, 1999 (inception) to December 31, 1999, respectively.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Going Concern and Basis of Presentation (Continued)
         ---------------------------------------
         Further, the only software development agreement as of April 30, 2000 was assigned to an affiliate, for which the Company no longer performs software development or computer maintenance services. The Company's ability to remain as a going concern is dependent upon obtaining adequate financing to fulfill its marketing and developmental activities and achieving sufficient revenues from the sale of its HomeAccess Technology to adequately support its cost structure. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Management continues to look for strategic partners and additional sources of capital to fund its operations, to which there can be no assurance that such capital will be obtained.

         The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company.

         Revenue Recognition
         -------------------
         As described in Note 1, during 1999, the Company had a software development contract with Predictive Data, an affiliate. Revenue on the contract is recognized in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition," which was issued by the American Institute of Certified Public Accountants, and Accounting Research Bulletin No. 45, "Long-Term Construction-Type Contracts," using relevant guidance from SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." Accordingly, the Company recognizes revenue on its software development agreement with Predictive Data on the percentage-of-completion method of accounting, using the achievement of certain milestones as the measurement towards progress.

         Revenue from software maintenance and system and network maintenance are recognized over the period in which the services are performed.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Comprehensive Income
         --------------------
         The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements as the Company did not have any of the items of comprehensive income in any period presented.

         Cash Equivalents
         ----------------
         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         Software Development Costs
         --------------------------
         Software development costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility requires considerable judgment by management. Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed five years).

         At December 31, 2000, the Company did not have any capitalized software costs as its HomeAccess Program, the only software program that it had any right, title, or interest in, had not yet met the criteria specified in SFAS No. 86 to require capitalization.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over an estimated useful life of three years.

         Restricted Cash
         ---------------
         On December 31, 2000, the Company had $204,201 of restricted cash securing 100% of a letter of credit for the purchase of screen phones.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Goodwill
         --------
         Goodwill is amortized on a straight-line basis over an estimated life of five years. Goodwill at December 31, 2000 is summarized as follows:

            Goodwill recognized upon acquisition by Quentra    $     13,755,077
            Less impairment loss recognized                          11,930,077
                                                               ----------------

                                                                      1,825,000
            Less accumulated amortization                                91,250
                                                               ----------------

                Total                                          $      1,733,750
                                                               ================

         On October 19, 2000, the Company was acquired for the cancellation of $450,000 owed to Quentra and Quentra stock valued at $14,361,773, which resulted in goodwill of $13,755,077. Subsequently, Quentra filed for Chapter 11 bankruptcy, and the Company was sold to Group Long Distance, Inc. ("GLDI") on April 12, 2001 for $1,825,000 comprised of GLDI's stock and cash. For the year ended December 31, 2000, the Company recognized an impairment loss on goodwill of $11,930,077, which was based upon the sale price of HomeAccess to GLDI that occurred in April 2001.

         Uninsured Cash
         --------------
         The Company maintains cash balances, including its restricted cash, at two financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company had $266,527 and $0 of uninsured cash at December 31, 2000 and 1999, respectively.

         Fair Value of Financial Instruments
         -----------------------------------
         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes
         ------------
         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Concentrations
         --------------
         For the year ended December 31, 2000, all of the Company's revenues were from affiliates. For the period of January 19, 1999 (inception) through December 31, 1999, 71% of the Company's revenues were from affiliates.

         Estimates
         ---------
         In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Recently Issued Accounting Pronouncements
         -----------------------------------------
         In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. Changes in accounting to apply the guidance in SAB No. 101 may be accounted for as a change in accounting principle effective January 1, 2000. Management does not expect that application of SAB No. 101 will have a material effect on the Company's revenue recognition and results of operations.

         In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (an Interpretation of Accounting Principles Bulletin Opinion No. 25 ("APB 25")) ("FIN 44"). FIN 44 provides guidance on the application of APB 25, particularly as it relates to options. The effective date of FIN 44 is July 1, 2000, and the Company has adopted FIN 44 as of that date.

         In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recently Issued Accounting Pronouncements (Continued)
         -----------------------------------------
         In June 2000, the FASB issued SFAS No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

         In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

NOTE 3 - DEVELOPMENT, LICENSE, AND TECHNOLOGY AGREEMENTS WITH AFFILIATE

         In January 1999, Predictive Data contracted with the Company for the purpose of developing the DepositSaver software program. In September 1999, the Company, Predictive Data, and ODC entered into a Technology Transfer Agreement and a Software Development and License Agreement (the "Development Agreement"). Under the terms of the Technology Transfer Agreement, the Company and ODC irrevocably assigned and transferred all right, title, and interest in the DepositSaver Program to Predictive Data.

         The Development Agreement memorialized the parties' prior understandings in a formal agreement in connection with the development of the DepositSaver Program. Under the terms of the agreement, the Company would continue to develop the DepositSaver Program. The agreement specified a total development fee for the Company and ODC of $2,900,000, plus additional amounts at a rate of $180 per hour for services on the DepositSaver program beyond the "Statement of Work" as defined in the Development Agreement. Prior to the execution of the agreement, the Company and ODC had acknowledged payment for services on the DepositSaver program of $2,100,000.

         As of December 31, 1999, the Company and ODC had recognized $738,700 and $1,681,300, respectively, on the Development Agreement. Included in the $738,700 of revenue recognized by the Company was $120,000 of charges that represented additional services that were not part of the base contract amount. Therefore, the backlog on the agreement at December 31, 1999, which is the amount of revenue that the Company expected to realize from work to be performed on the agreement, was $600,000. However, as described in Note 1, on April 30, 2000, the Company assigned any receivables, unpaid earnings, and claims, up to $600,000, and any future earnings on the Development Agreement to Primary Knowledge, an affiliated Company.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31 consisted of the following:

                                                      December 31, 2000
                                             -----------------------------------
                                                           Acquired
                                             Acquired     Other than
                                             through       through
                                             Capital       Capital
                                             Leases        Leases         Total
                                            --------      --------      --------

      Computer hardware and software        $ 42,479      $188,619      $231,098
      Furniture and equipment                     --       103,021       103,021
                                            --------      --------      --------

                                              42,479       291,640       334,119
      Less accumulated depreciation           28,320        55,866        84,186
                                            --------      --------      --------

        Total                               $ 14,159      $235,774      $249,933
                                            ========      ========      ========

                                                      December 31, 1999
                                             -----------------------------------
                                                           Acquired
                                             Acquired     Other than
                                             through       through
                                             Capital       Capital
                                             Leases        Leases         Total
                                            --------      --------      --------


      Computer hardware and software        $ 42,479      $ 14,255      $ 56,734
      Less accumulated depreciation           14,160         1,619        15,779
                                            --------      --------      --------

        Total                               $ 28,319      $ 12,636      $ 40,955
                                            ========      ========      ========

         Depreciation expense was $71,205 and $15,779 for the year ended December 31, 2000 and for the period from January 19, 1999 (inception) to December 31, 1999, respectively.

NOTE 5 - COMMITMENTS

         Leases
         ------
         During 1999, the Company assumed 10 capital leases for computer equipment with a finance company from an unaffiliated company. The capital leases have been discounted to the present value of the future minimum lease payments at rates between 17% and 31%. The leases terminate through 2001 and require aggregate monthly payments of $2,459.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================


NOTE 5 - COMMITMENTS (Continued)

         Leases (Continued)
         ------
         Future minimum lease payments under capital leases at December 31, 2000 were as follows:

                  Year Ending
                  December 31,
                  -------------
                      2001                                       $    20,891
                      Less amount representing interest                1,633
                                                                 -----------

                           Total                                 $    19,258
                                                                 ===========

         Rent expense was $42,143 and $71,846 for the year ended December 31, 2000 and the period from January 19, 1999 (inception) to December 31, 1999, respectively (see Note 8).

         Letter of Credit
         ----------------
         At December 31, 2000, the Company had a trade letter of credit in the amount of $204,201 for the purposes of acquiring inventory. The trade letter of credit is secured by cash.


NOTE 6 - SHAREHOLDER'S EQUITY AND ACQUISITION BY QUENTRA

         Prior to the closing of the merger with Quentra, DQE exercised a warrant to acquire 333,333 shares of convertible preferred stock for an aggregate investment of $1,750,000, including the cancellation of a promissory note issued by HomeAccess in the amount of $500,000.

         In addition, prior to the merger, in October 2000, the Company licensed its HomeAccess Technology for all states, excluding Washington, Nevada, Oregon, and Pennsylvania, to HA Technology, Inc., a company affiliated through common management and ownership, for $250,000. For accounting purposes, because the Company and HA Technology were affiliated, the $250,000 for license fees was recorded as a contribution of capital.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 6 - SHAREHOLDER'S EQUITY AND ACQUISITION BY QUENTRA (Continued)

         Acquisition by Quentra
         ----------------------
         On October 19, 2000, 100% of the Company's outstanding preferred and common stock was acquired by Quentra, a publicly traded company, in exchange for the cancellation of a $450,000 debt owed to Quentra and the issuance of Quentra's common stock valued at $14,361,773 for an aggregate purchase price of $14,811,773. As part of the acquisition, 1,000 shares of a new class of common stock were authorized and issued to Quentra, which owned 100% of the Company on December 31, 2000, while existing preferred and common shares were retired. Quentra has pushed down the effects of the transaction into the financial statements of the Company. Any excess of consideration over the fair market value of the assets has been allocated to goodwill and capitalized in the accompanying financial statements.

         A summary of the assets purchased and liabilities assumed by Quentra at October 19, 2000 is as follows:

                  Cash                                          $    1,458,059
                  Property and equipment                                19,455
                  Goodwill                                          13,755,077
                  Other assets                                          32,933
                  Liabilities                                         (453,751)
                                                                --------------

                      Total                                     $   14,811,773
                                                                ==============

         As discussed above, the transaction has been accounted for on the pushdown basis, and the equity accounts of the Company have been updated to reflect the investment in the Company by Quentra. In addition, the accumulated deficit has been restated to $0 as of the date of the transaction. As such, the accumulated deficit at December 31, 2000 reflects only those losses incurred since the change of control.


NOTE 7 - INCOME TAXES

         In 1999, the Company had elected to be taxed under provisions of subchapter "S" of the Internal Revenue Code. Under these provisions, the Company was not liable for federal corporate income taxes on its taxable income. Instead, the sole shareholder was liable for individual income taxes of the Company's taxable income, except for minimum state taxes. However, upon merger with Quentra, a new legal corporation was formed, and the surviving corporation did not have "S" corporation status.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 7 - INCOME TAXES (Continued)

         For the year ended December 31, 2000 and period from January 19, 1999 (inception) to December 31, 1999, the current and deferred income tax provision was as follows:

                                                        2000           1999
                                                       ------         ------
                  Current
                      Federal                          $   --         $   --
                      State                             1,600            800
                                                       ------         ------

                                                        1,600            800
                                                       ------         ------

                  Deferred
                      Federal                              --             --
                      State                                --             --
                                                       ------         ------

                                                           --             --
                                                       ------         ------

                           Total                       $1,600         $  800
                                                       ======         ======

         The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the year ended December 31, 2000 as follows:

                  Statutory regular federal income tax rate            34.0%
                  Goodwill                                            (31.4)
                  Change in valuation allowance                        (3.2)
                  Other                                                 0.6
                                                                     ------

                      Total                                             --%
                                                                     =====

         The components of the deferred income tax assets (liabilities) as of December 31, 2000 were as follows:

                  Net operating losses                         $    417,554
                  Deferred state income taxes                       (29,023)
                  Valuation allowance                              (388,531)
                                                               ------------

                      Total                                    $         --
                                                               ============

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 8 - OTHER RELATED PARTY TRANSACTIONS

         As described in Note 1, the Company is affiliated with Predictive Data, Primary Knowledge, and ODC. Further, software development revenues from Predictive Data accounted for $738,700, or 64% of the Company's revenues for the period from January 19, 1999 (inception) to December 31, 1999.

         During 2000, as described in Note 1, the Company licensed HomeAccess Technology to HA Technology, Inc. for all states excluding Washington, Nevada, Oregon, and Pennsylvania for $250,000.

         During 2000, the Company provided consulting services valued at $70,000 to DQE.

         During 2000 and 1999, prior to the merger with Quentra, the Company's Chairman of the Board was the spouse of the shareholder.

         The Company also entered into a maintenance agreement (the "Maintenance Agreement") with Predictive Data, whereby the Company would provide Predictive Data software maintenance, system and network maintenance, and administration services for $26,000 per month. During 2000 and 1999, the Company charged Predictive Data $122,900 and $78,000, respectively, under this agreement.

         As described in Note 1, in April 2000, the Company assigned certain assets and liabilities unrelated to the HomeAccess Technology to Primary Knowledge.

         During 2000, the Company acquired property and equipment from a subsidiary of Quentra for $287,332.

         During 2000, the Company paid to Predictive Data, Primary Knowledge, and ODC $85,115, $181,182, and $21,073, respectively, for personnel and administrative expenses. During 2000, rent expense paid to Predictive Data and Roswell Property, which is partially owned by family members of the Chief Executive Officer of the Company, totaled $32,143 and $10,000, respectively. On December 31, 2000, due to related parties consisted of $31,194 and $27,315 due to Predictive Data and Primary Knowledge, respectively.

         During 1999, the Company paid to Predictive Data and ODC $211,472 and $5,564, respectively, for personnel and administrative expenses. During 1999, rent expense paid to Predictive Data totaled $71,846. On December 31, 1999, $4,927 was due to Predictive Data.

                                                       HOMEACCESS MICROWEB, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000

================================================================================

NOTE 8 - OTHER RELATED PARTY TRANSACTIONS (Continued)

         During 1999, the Company and Predictive Data entered into an agreement (the "Sharing Agreement"), whereby they agreed to share certain employees, facilities, equipment, and administrative services and that these costs would be allocated to each of the companies. Under the agreement, the Company would have been charged $149,498 during 1999 in addition to the $211,472 of other expenses paid to Predictive Data. However, Predictive Data agreed not to charge the Company for costs under this Sharing Agreement. Therefore, certain overhead costs were absorbed by Predictive Data on behalf of the Company.


NOTE 9 - 401(K) AND PROFIT SHARING PLAN

         The Company has a 401(k) plan for the benefit of qualified employees. Under the terms of the plan, matching contributions, if any, are at the discretion of the Company. Pension plan expense for the years ended December 31, 2000 and the period of January 19, 1999 (inception) through December 31, 1999 was $3,069 and $3,550, respectively.


NOTE 10 - SUBSEQUENT EVENT

         On April 13, 2001, 100% of the outstanding shares of common stock were acquired from Quentra by GLDI in exchange for 200,000 shares of Series A preferred stock of GLDI, which is convertible into 2,000,000 shares of GLDI's common stock. GLDI's common stock price was $0.55 per share on April 13, 2001. In addition, GLDI paid $100,000 in cash and forgave a $625,000 loan granted to the Company subsequent to December 31, 2000. The spouse of the Chairman of the Board of the Company has a controlling ownership interest in GLDI.

                               HA TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                     FOR THE PERIOD FROM SEPTEMBER 29, 2000
                        (INCEPTION) TO DECEMBER 31, 2000

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
                                                               December 31, 2000

--------------------------------------------------------------------------------


                                                                         Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         27

FINANCIAL STATEMENTS

     Balance Sheet                                                         28

     Statement of Operations                                               29

     Statement of Shareholder's Equity                                     30

     Statement of Cash Flows                                               31

     Notes to Financial Statements                                     32 - 36

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholder
HA Technology, Inc.


We have audited the accompanying balance sheet of HA Technology, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, shareholder's equity, and cash flows for the period from September 29, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HA Technology, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the period from September 29, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is dependent on revenues generated from affiliates to fund its operations. In addition, future revenue and profitability are dependent upon obtaining financing and successfully marketing HomeAccess Technology. These factors, among others as discussed in
Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 11, 2001

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                   BALANCE SHEET
                                                               December 31, 2000

--------------------------------------------------------------------------------


                                     ASSETS

Assets
     Investment in license agreement                              $    250,000
                                                                  ------------

              Total assets                                        $    250,000
                                                                  ============


                              SHAREHOLDER'S EQUITY

Shareholder's equity
     Series A convertible preferred stock, $0.001 par value
         333,333 shares authorized
         no shares issued and outstanding                         $         --
     Common stock, $0.001 par value
         833,333 shares authorized
         500,000 shares issued and outstanding                             500
     Stock subscription                                                   (500)
     Additional paid-in capital                                        252,000
     Deficit accumulated during the development stage                   (2,000)
                                                                  ------------

              Total shareholder's equity                          $    250,000
                                                                  ============


   The accompanying notes are an integral part of these financial statements.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF OPERATIONS
         For the Period from September 29, 2000 (Inception) to December 31, 2000

--------------------------------------------------------------------------------


Revenue                                                          $         --

Operating expenses                                                      2,000
                                                                  -----------

     Net loss                                                    $     (2,000)
                                                                  ===========


   The accompanying notes are an integral part of these financial statements.


                                                                                                                 HA TECHNOLOGY, INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                                   STATEMENT OF SHAREHOLDER'S EQUITY
                                                             For the Period from September 29, 2000 (Inception) to December 31, 2000

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Deficit
                                                         Common Stock                                    Accumulated
                                                      -----------------------                 Additional  During the
                                                                                  Stock         Paid-In   Development
                                                         Shares      Amount    Subscription     Capital      Stage          Total
                                                       ---------    ---------    ---------     ---------    ---------     ---------

Balance, September 29, 2000 (inception)                       --    $      --    $      --     $      --    $      --     $      --

Sale of common stock                                     500,000          500         (500)           --           --            --

Sale of preferred stock purchase warrants                     --           --           --       250,000           --       250,000

Donated capital                                               --           --           --         2,000           --         2,000

Net loss                                                      --           --           --            --       (2,000)       (2,000)
                                                       ---------    ---------    ---------     ---------    ---------     ---------

     Balance, December 31, 2000                          500,000    $     500    $    (500)    $ 252,000    $  (2,000)    $ 250,000
                                                       =========    =========    =========     =========    =========     =========



   The accompanying notes are an integral part of these financial statements.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF CASH FLOWS
         For the Period from September 29, 2000 (Inception) to December 31, 2000

--------------------------------------------------------------------------------


Cash flows from operating activities
     Net loss                                                         $  (2,000)
     Start-up costs paid with donated capital                             2,000
                                                                      ---------

         Net cash provided by operating activities                           --
                                                                      ---------

Cash flows from investing activities
     Proceeds used to acquire investment in license                    (250,000)
                                                                      ---------

         Net cash used in investing activities                         (250,000)
                                                                      ---------

Cash flows from financing activities
     Cash received for preferred stock purchase warrants                250,000
                                                                      ---------

         Net cash provided by financing activities                      250,000
                                                                      ---------

              Net increase in cash                                           --

Cash, beginning of period                                                    --
                                                                      ---------

Cash, end of period                                                   $      --
                                                                      =========


Supplemental schedule of non-cash financing activities
Start-up costs of $2,000 were donated to the Company by the sole shareholder.


   The accompanying notes are an integral part of these financial statements.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         HA Technology, Inc. (the "Company") was incorporated on September 29, 2000 in the state of Delaware. In October 2000, the Company purchased a license from HomeAccess MicroWeb, Inc., an affiliate, to market certain technology known as "HomeAccess Technology," for all states, excluding Washington, Nevada, Oregon, and Pennsylvania. The HomeAccess Technology consists of code, programs, software, hardware, and other inventions relating to a system designed for use on screen telephones or other communication devices, which would allow consumers to shop, pay bills, and find information online.

         The Company is a development stage company and has not had any significant business activity to date.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation
         ---------------------
         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, future revenue and profitability are dependent upon the success of marketing HomeAccess Technology. Furthermore, the Company will need to obtain additional financing in order to market HomeAccess Technology.

         Management continues to look for strategic partners and additional sources of capital to fund its operations, to which there can be no assurance that such capital will be obtained.

         Cash Equivalents
         ----------------
         For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         Impairment of Long-Lived Assets
         -------------------------------
         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, no such impairment has occurred.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Start-Up Costs
         --------------
         Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

         Income Taxes
         ------------
         The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company's net loss for federal and state income tax purposes was comparable with its net loss of $2,000 for the period from September 29, 2000 (inception) to December 31, 2000, the Company did not have any significant deferred tax assets or liabilities at December 31, 2000, and its provision for income taxes for the period from September 29, 2000 (inception) to December 31, 2000 was $0.

         Estimates
         ---------
         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Recently Issued Accounting Pronouncements
         -----------------------------------------
         In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. Changes in accounting to apply the guidance in SAB No. 101 may be accounted for as a change in accounting principle effective January 1, 2000. Management has not yet determined the complete impact of SAB No. 101 on the Company; however, management does not expect that application of SAB No. 101 will have a material effect on the Company's revenue recognition and results of operations.

         In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (an Interpretation of Accounting Principles Bulletin Opinion No. 25 ("APB 25")) ("FIN 44"). FIN 44 provides guidance on the application of APB 25, particularly as it relates to options. The effective date of FIN 44 is July 1, 2000, and the Company has adopted FIN 44 as of that date.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recently Issued Accounting Pronouncements (Continued)
         -----------------------------------------
         In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

         In June 2000, the FASB issued SFAS No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

         In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.


NOTE 3 - INVESTMENT IN LICENSE AGREEMENT

         On October 19, 2000, the Company acquired a license for HomeAccess Technology from a related party for $250,000 (see Note 1). The Company did not amortize the cost of the license since the Company did not have any significant business activity.


NOTE 4 - SHAREHOLDER'S EQUITY

         Preferred Stock
         ---------------

         Dividends
         The holders of Series A convertible preferred stock are entitled to receive quarterly dividends, out of any assets legally available, prior and in preference to, any declaration or payment of any dividend on the common stock of the Company at the rate of $1.44 per share per year. Such dividends are payable when, as, and if declared by the Board of Directors and are cumulative. As of December 31, 2000, no dividends have been declared.

         Liquidation
         In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A convertible preferred stock are entitled to receive, prior and in preference to, any distribution of any assets of the Company to the holders of common stock by reason of their ownership, an amount equal to the sum of the original issuance price for each outstanding share of Series A convertible preferred stock, as adjusted for any stock dividends, combinations, or splits, plus any declared but unpaid dividends on such shares. Any remaining assets will be distributed ratably to the holders of common stock based on the number of shares held by each shareholder.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000
--------------------------------------------------------------------------------


NOTE 4 - SHAREHOLDER'S EQUITY (Continued)

         Preferred Stock (Continued)
         ---------------

         Voting
         The holder of each share of Series A convertible preferred stock is entitled to vote as though each share of the Series A convertible preferred stock were converted into one share of common stock.

         Conversion
         At the option of the holder, each share of Series A convertible preferred stock is convertible into one share of common stock. The conversion rate is adjustable so that the holder of preferred stock will acquire 40% of the outstanding common stock at the time of conversion.

         Warrants
         In October 2000, the Company sold 333,333 Series A convertible preferred stock purchase warrants to DQE Enterprises ("DQE") in exchange for $250,000. The warrants are exercisable at $24 per share, subject to certain adjustments. The conversion rate of the warrants is adjustable so that, upon exercise of all of the warrants, DQE will own 40% of the common stock equivalents of the Company. The warrants expire October 19, 2003.

         Common Stock
         ------------
         At December 31, 2000, the Company had 500,000 shares of outstanding common stock that are restricted securities pursuant to the Securities and Exchange Commission's Rule 144, which significantly limits the timing and procedures of selling such stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. The 333,333 shares of unissued common stock are reserved for issuance upon conversion of the Series A convertible preferred stock.

         Option Agreement
         ----------------
         Quentra Networks, Inc. ("Quentra") obtained an option to purchase all of the capital stock of the Company in exchange for 9,000,000 shares of Quentra's common stock and warrants to purchase 3,800,000 shares of Quentra's common stock at $8.64 per share. The option was to expire in April 2002. However, as described in Note 6, the option agreement was canceled subsequent to December 31, 2000.

                                                             HA TECHNOLOGY, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               December 31, 2000
--------------------------------------------------------------------------------

NOTE 5 - RELATED PARTY TRANSACTIONS

         In October 2000, the Company acquired a license for HomeAccess Technology from HomeAccess MicroWeb, Inc. for all states, excluding Washington, Nevada, Oregon, and Pennsylvania (see Note 1).


NOTE 6 - SUBSEQUENT EVENTS

         On April 13, 2001, all of the Company's issued and outstanding shares of common stock were acquired by Group Long Distance, Inc. ("GLDI") in exchange for 10,000,000 shares of GLDI's common stock. On April 13, 2001, the closing price of GLDI's common stock was $0.55 per share. The sole shareholder of the Company as of the acquisition date became the controlling shareholder of GLDI.

         On April 13, 2001, the option agreement for Quentra to purchase the Company was canceled as required under an agreement for GLDI to purchase HomeAccess MicroWeb, Inc. from Quentra.

                            GROUP LONG DISTANCE, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED


The unaudited pro forma financial statements gives effect to the stock purchase by the Company of HomeAccess for $100,000 and 200,000 shares of Series A Preferred Stock and the stock purchase of HAT for 7,800,000 shares of Common Stock. On July 20, 2001, the Company acquired the remaining 20% of HAT in exchange for 2,200,000 shares of Common Stock. The unaudited pro forma consolidated Balance Sheet as of January 31, 2001 and the unaudited pro forma consolidated Statement of Operations for year ended April 30, 2000 and the nine months ended January 31, 2001, give effect to the transaction discussed above as if such transaction had been consummated at January 31, 2001, or at the beginning of the period presented. The acquisition has been accounted for under the purchase method of accounting. The amounts included for HomeAccess and HAT, in the pro forma balance sheet are as of December 31, 2000. Any differences between the December 31, 2000 and a January 31, 2001 balance sheet are immaterial.

The unaudited pro forma financial statements may not necessarily be indicative of the results that would actually have been obtained had the transactions occurred on the date indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma Consolidated Financial Statements have been included.

Group Long Distance, Inc. and subsidiaries
Pro Forma Consolidated Balance Sheet
As of January 31, 2001
     (Unaudited)

                                                       Group Long       HomeAccess     HA Technology,    Pro Forma
                                                      Distance, Inc.   Microweb, Inc.       Inc.        Adjustments        Total
Current assets

Cash                                                     2,414,959         290,999              --        (725,000) A     1,980,958
Accounts Receivable less allowance for
doubtful accounts                                          158,412              --              --              --          158,412
Prepaid Expenses and other current assets                   43,901          36,614              --              --           80,515
Deferred Tax - current                                      67,700              --              --              --           67,700
                                                      -----------------------------------------------------------------------------
Total current assets                                     2,684,972         327,613              --        (725,000)       2,287,585

Property and equipment, net                                  4,029         249,933              --              --          253,962
Deposits                                                        --          57,640              --              --           57,640
Restricted Cash                                                 --         204,201              --              --          204,201
Note receivable                                            300,000              --              --              --          300,000
Deferred tax asset                                         243,060              --              --              --          243,060
Investment in license agreement                                 --              --         250,000        (250,000) B            --
Intangible Assets                                               --              --              --       8,913,726  A     8,913,726
Intangible Assets                                               --       1,733,750              --      (1,733,750) A            --
                                                      -----------------------------------------------------------------------------
Total Assets                                          $  3,232,061    $  2,573,137    $    250,000    $  6,204,976     $ 12,260,174
                                                      =============================================================================

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current liabilities

Accounts payable                                      $    627,340    $    157,387              --         383,990  B     1,168,717
Volume shortfall charge payable,net                        122,223              --              --              --          122,223
Income taxes payable                                            --              --              --              --               --
Accrued expenses and other liabilities                     123,799          58,509              --              --          182,308
Current portion of capital lease obligations                    --          19,258              --              --           19,258
Customer deposits                                               --         368,969              --              --          368,969

                                                      -----------------------------------------------------------------------------
Total current liabilities                                  873,362         604,123              --         383,990        1,861,475
                                                      -----------------------------------------------------------------------------


Stockholders' Equity(deficit)

Preferred stock, no par value                                   --              --              --              --               --

Common stock, no par value                                      --      14,811,773             500     (14,812,273) A            --
Subscriptions receivable                                        --              --            (500)            500  A            --

Additional paid-in capital                               5,913,988              --         252,000       7,788,000  A/B  13,953,988
Accumulated deficit/retained earnings                   (3,555,289)    (12,842,759)         (2,000)     12,844,759  A    (3,555,289)
                                                      -----------------------------------------------------------------------------
Total stockholders' equity (deficit)                     2,358,699       1,969,014         250,000       5,820,986       10,398,699
                                                      -----------------------------------------------------------------------------

                                                      -----------------------------------------------------------------------------
Total liabilities and stockholders equity (deficit)   $  3,232,061    $  2,573,137    $    250,000    $  6,204,976     $ 12,260,174
                                                      =============================================================================

Group Long Distance, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Year Ended April 30, 2000
         (Unaudited)

                                                         Group Long                         HA
                                                        Distance, Inc.    Home Access    Technology   Pro-Forma
                                                       and subsidiaries   Microweb, Inc.    Inc.      Adjustments         Total

Sales                                                       13,736,337         890,663          --              --       14,627,000

Cost of sales                                                5,230,837         565,282          --              --        5,796,119
                                                          -------------------------------------------------------------------------

Gross Profit                                                 8,505,500         325,381          --              --        8,830,881

Selling,general and administrative expenses                  1,961,578         108,622          --              --        2,070,200

Depreciation and amortization                                   15,368          20,518          --       1,554,263  A     1,590,149

Research and development expenses                                   --         305,169          --              --          305,169
                                                          -------------------------------------------------------------------------
Income from operations                                       6,528,554        (108,928)         --      (1,554,263)       4,865,363

Gain on sale of customer base                                1,000,000              --          --              --        1,000,000

interest income (expense),net                                    3,825          (9,950)         --              --           (6,125)
                                                          -------------------------------------------------------------------------
Income (loss)  before income taxes                           7,532,379        (118,878)         --      (1,554,263)       5,859,238

Income Tax                                                     867,511              --          --         (45,200) A       822,311
                                                          -------------------------------------------------------------------------
Net income (loss)                                         $  6,664,868    $   (118,878)    $    --    $ (1,509,063)    $  5,036,927
                                                          =========================================================================

net income per common share - basic                       $       1.90              --          --              --     $       0.37
                                                          =========================================================================

net income per common share - diluted                     $       1.87              --          --              --     $       0.32
                                                          =========================================================================

Shares:
                                   Basic                     3,500,402              --          --              --       13,500,402
                                                          =========================================================================

                                  Diluted                    3,559,911              --          --              --       15,559,911
                                                          =========================================================================

Group Long Distance, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
For the Nine months Ended January 31, 2001
       (Unaudited)

                                                         Group Long                         HA
                                                        Distance, Inc.    Home Access    Technology      Pro-Forma
                                                       and subsidiaries   Microweb, Inc.    Inc.         Adjustments       Total

Sales                                                       3,341,584          44,900           --              --        3,386,484
Consulting fees                                                    --          70,000           --              --           70,000
                                                         --------------------------------------------------------------------------
Total revenues                                              3,341,584         114,900           --              --        3,456,484
                                                         --------------------------------------------------------------------------

Cost of sales                                               1,826,517         191,648           --              --        2,018,165
                                                         --------------------------------------------------------------------------
Gross Profit                                                1,515,067         (76,748)          --              --        1,438,319

Selling,general and administrative expenses                   924,700         675,499           --              --        1,600,199

Depreciation and amortization                                   3,700          59,629           --       1,165,697 A      1,229,026

Research and development expenses                                  --         682,936           --              --          682,936
                                                         --------------------------------------------------------------------------
Income from operations                                        586,667      (1,494,812)          --      (1,165,697)      (2,073,842)

Write down of Note Receivable                                 650,000              --           --              --          650,000

interest income (expense),net                                 153,353          (2,753)          --              --          150,600
                                                         --------------------------------------------------------------------------
Income (loss)  before income taxes                             90,020      (1,497,565)          --      (1,165,697)      (2,573,242)

Income Tax                                                     32,000              --           --         (32,000)              --
                                                         --------------------------------------------------------------------------
Net income (loss)                                        $     58,020    $ (1,497,565)    $     --    $ (1,133,697)    $ (2,573,242)
                                                         ==========================================================================

net income (loss) per common share - basic               $       0.02              --           --              --     $      (0.19)
                                                         ==========================================================================

net income (loss) per common share - diluted             $       0.02              --           --              --     $      (0.19)
                                                         ==========================================================================

Shares:
                                  Basic                     3,500,402              --           --              --       13,500,402
                                                         ==========================================================================

                                 Diluted                    3,500,402              --           --              --       13,500,402
                                                         ==========================================================================

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AS OF JANUARY 31, 2001 AND THE RESULTS OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000 AND THE NINE MONTHS ENDED JANUARY 31, 2001.

         A. On April 13, 2001, the Company acquired all the outstanding common stock of HomeAccess in exchange for (i) cash in the amount of $100,000 and (ii) 200,000 shares of Series A Preferred Stock Each share of series A Preferred Stock has no par value, has a liquidation preference of $20.00 per share, does not have a dividend preference and does not pay dividends, does not have any voting rights, except as otherwise provided by law, and, commencing on April 13, 2002, is convertible into ten shares of Common Stock. The Company also agreed to convert all loans made to HomeAccess prior to closing into capital. Such loans totaled $625,000.

                  Simultaneously with the HomeAccess acquisition, the Company entered into an agreement to acquire 80% of the outstanding shares of common stock of HAT, an affiliate through common ownership and management, in exchange for 7,800,000 shares of Common Stock. On July 20, 2001 the Company acquired the remaining 20% of HAT in exchange for 2,200,000 shares of Common Stock.

                  The acquisition of HomeAccess and HAT resulted in the recognition of $6,561,314 of intangible assets when recorded on April 13, 2001. In July 2001 the Company recorded an additional $1.2 million to intangible assets to reflect the acquisition of the remaining 20% of HAT. In the pro forma January 31,2001 balance sheet, the acquisition is recorded using an average share price for the end of January 2001. The Company is amortizing the intangible assets over five years. The pro forma adjustment is to record the acquisition and the amortization of the intangible assets as if the acquisition occurred on the first day of the periods presented.

                  The adjustment to income tax expense is to reflect the tax benefit of HomeAccess's operating losses. The tax adjustment is limited to the extent that the Company had taxable income.

         B. This accrual relates to expenses incurred in the acquisition of HomeAccess and HAT and comprises of legal fees, fees paid to an investment banking firm and travel and related expenditure. The investment in license agreement is eliminated, since Group Long Distance, Inc now controls both affiliated companies.

SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            GROUP LONG DISTANCE, INC.
                                            (Registrant)


                                            By: /s/ Glenn S. Koach
                                            --------------------------
                                            Glenn S. Koach
                                            President and COO